Exhibit 10.3

                      REGISTRATION RIGHTS AND COORDINATION
                               COMMITTEE AGREEMENT

                                      AMONG

                                      UICI

                                       AND

                          THE STOCKHOLDERS NAMED HEREIN



                            DATED AS OF APRIL 5, 2006

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                                TABLE OF CONTENTS


                                                                            PAGE

                                    ARTICLE I
                                   Definitions

Section 1.1.   Definitions.....................................................1

                                   ARTICLE II
                             Coordination Committee

Section 2.1.   Coordination Committee..........................................4

                                   ARTICLE III
                               Registration Rights

Section 3.1.   Demand Registrations............................................5

Section 3.2.   Committee Demand Shelf Registration.............................8

Section 3.3.   Underwritten Shelf Takedown.....................................9

Section 3.4.   Piggyback Registration.........................................10

Section 3.5.   Lock-Up Agreements.............................................12

Section 3.6.   Registration Procedures........................................12

Section 3.7.   Indemnification by the Company.................................18

Section 3.8.   Indemnification by Participating Stockholders..................19

Section 3.9.   Conduct of Indemnification Proceedings.........................20

Section 3.10.  Contribution...................................................20

Section 3.11.  Participation in Public Offering...............................21

Section 3.12.  Other Indemnification..........................................22

Section 3.13.  Cooperation by the Company.....................................22

Section 3.14.  Release of Committee Members...................................22

Section 3.15.  Waiver of Registration Rights in Connection with IPO
               Bonus Plan.....................................................22

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                                                                            PAGE

                                   ARTICLE IV
                                  Miscellaneous

Section 4.1.   Binding Effect; Assignability; Benefit.........................22

Section 4.2.   Notices........................................................23

Section 4.3.   Waiver; Amendment; Termination.................................25

Section 4.4.   Governing Law..................................................25

Section 4.5.   Jurisdiction...................................................25

Section 4.6.   Waiver of Jury Trial...........................................25

Section 4.7.   Specific Enforcement...........................................26

Section 4.8.   Counterparts; Effectiveness....................................26

Section 4.9.   Entire Agreement...............................................26

Section 4.10.  Captions.......................................................26

Section 4.11.  Severability...................................................26

Section 4.12.  Termination....................................................26

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                      REGISTRATION RIGHTS AND COORDINATION
                               COMMITTEE AGREEMENT

          This AGREEMENT dated as of April 5, 2006 is made among UICI, a Delaware corporation (the "COMPANY"), each of the Sponsor Stockholders (as defined in the Stockholders Agreement) and each of the Management Stockholders (as defined in the Stockholders Agreement and, together with the Sponsor Stockholders and such other Persons as may hereinafter become parties to or be bound by this Agreement, the "STOCKHOLDERS").

                              W I T N E S S E T H:

          WHEREAS, the Company and certain Affiliates of the Sponsor Stockholders have entered into an Agreement and Plan of Merger, dated as of September 15, 2005 (the "MERGER AGREEMENT"), whereby certain of such Affiliates will merge with and into the Company (the "MERGER");

          WHEREAS, the Company and the Stockholders have entered into a Stockholders Agreement, dated as of the date hereof (the "STOCKHOLDERS AGREEMENT"), setting forth certain rights, duties and obligations among them; and

          WHEREAS, under Section 2.07 of the Stockholders Agreement, the Company and the Stockholders have agreed to execute this Agreement.

          NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions

          Section 1.1.    DEFINITIONS.

          (a) The following terms, as used herein, have the following meanings:

           "ANNUAL THRESHOLD" means one percent (1%) of the then outstanding shares of all classes of Common Stock (as defined in the Stockholders Agreement).

          "COMMITTEE PHASE" means the period beginning on the date the Committee is established and ending on the fifth anniversary of the date of the IPO; PROVIDED, HOWEVER, that the Committee may dissolve itself at any time upon the unanimous vote of the Committee Members and, if such dissolution occurs earlier than the fifth anniversary of the date of the IPO, the Committee Phase shall end upon such dissolution.

          "COMPANY SECURITIES" means any Shares or Share Equivalents.

          "ELIGIBLE STOCKHOLDER" means (i) each Stockholder (other than a Management Stockholder) that, alone or together with all other members of the Investor Group to which it belongs, at the time of measurement owns more than one percent (1%) of the then-outstanding shares of all classes of Common Stock and (ii) any Management Stockholder.

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          "MAXIMUM OFFERING SIZE" means the largest number of Registrable
Securities to be included in any Public Offering without having an adverse effect on such Public Offering, including the price at which such Registrable Securities can be sold.

          "NASD" means the United States National Association of Securities Dealers, Inc.

          "PARTICIPATING STOCKHOLDERS" means the Stockholders that participate in any registration or sale of Registrable Securities pursuant to Section 3.1, 3.2, 3.3 or 3.4, including any Requesting Stockholder.

          "REGISTRABLE SECURITIES" means (x) any Shares, (y) any Shares owned or to be acquired upon conversion, exercise or exchange of Share Equivalents and
(z) any Shares owned or to be acquired in connection with a recapitalization, merger, consolidation, exchange or other reorganization of the Company (or any successor entity), in each case now or hereafter owned by the Stockholders. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the applicable Stockholder of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (ii) such securities are sold or distributed under circumstances in which all of the applicable conditions of Rule 144 are met,
(iii) such securities have been otherwise Transferred, new certificates for such securities not bearing a legend restricting further transfer have been delivered by the Company and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any state securities or blue sky law then in force, (iv) such securities are sold to a Person in a transaction in which rights under provisions of this Agreement are not assigned in accordance with this Agreement, or (v) such securities have ceased to be outstanding.

          "REGISTRATION EXPENSES" means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 3.6(j)), (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of one counsel for all of the Stockholders participating in the offering selected by the Stockholder holding the largest number of the Registrable Securities to be sold for the account of any Stockholders in the offering, (ix) fees and expenses in connection with any review by the NASD of any underwriting arrangements or other terms of the offering, and all reasonable fees and expenses of any "qualified independent underwriter," including the fees and expenses of any counsel thereto, (x)

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reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any "blue sky" or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) reasonable expenses relating to any analyst or investor presentations or any "road shows" undertaken in connection with the registration, marketing or selling of the Registrable Securities, and
(xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies. Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of the Stockholders (or the agents who manage their accounts).

          "SEC" means the United States Securities and Exchange Commission.

          "UNDERWRITTEN PUBLIC OFFERING" means an underwritten public offering and sale of Common Stock of the Company to the public involving public marketing efforts. For the avoidance of doubt, block sales to a single purchaser or small group of purchasers shall not be deemed to be an Underwritten Public Offering, even if such sale is in fact underwritten.

          "WSKI" shall mean a well-known seasoned issuer as defined in Rule 405 promulgated under the Securities Act.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

          TERM                                     SECTION

          AGREEMENT                                PREAMBLE
          BLACKOUT PERIOD                          3.1(F)
          COMMITTEE                                2.1(A)
          COMMITTEE MEMBERS                        2.1(A)
          COMMITTEE MEMBER RELATED PERSONS         3.7(C)
          COMMITTEE SHELF REGISTRATION REQUEST     3.2(A)
          COMPANY                                  PREAMBLE
          DAMAGES                                  3.7(A)
          DEMAND REGISTRATION                      3.1(A)
          INDEMNIFIED PARTY                        3.9
          INDEMNIFYING PARTY                       3.9
          INSPECTORS                               3.6(I)
          MERGER                                   RECITALS

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          TERM                                     SECTION

          MERGER AGREEMENT                         RECITALS
          PIGGYBACK REGISTRATION                   3.4(A)
          PRIMARY REGISTRATION                     3.4(A)
          RECORDS                                  3.6(I)
          REQUESTING STOCKHOLDER                   3.1(A)
          SHELF REGISTRATION                       3.2(A)
          STOCKHOLDER EXECUTIVE                    3.15
          STOCKHOLDER RELATED PERSONS              3.7(A)
          STOCKHOLDERS AGREEMENT                   RECITALS
          UNDERWRITER RELATED PERSONS              3.7(B)
          UNDERWRITTEN SHELF TAKEDOWN              3.3(A)
          UNDERWRITTEN SHELF TAKEDOWN REQUEST      3.3(A)

          (c) Capitalized terms not defined herein shall have the meanings set forth in the Stockholders Agreement.

                                   ARTICLE II
                             Coordination Committee

          Section 2.1.    COORDINATION COMMITTEE

          (a) Concurrently with the completion of an IPO, there shall be established a committee (the "COMMITTEE") consisting of representatives from each of the Investor Groups (considered together with their respective Affiliates) (the "COMMITTEE MEMBERS"). Each Investor Group shall be permitted to designate one representative to participate on the Committee, and shall be permitted to remove and replace such designee from time to time; PROVIDED that a total of 100 votes shall be allocated among such designees PRO RATA in accordance with each Investor Group's relative ownership of Sponsor Shares (including for such purpose Share Equivalents) immediately following the IPO; PROVIDED that such designees shall be automatically removed (and not replaced) at such time as such Investor Group ceases to own any Company Securities or otherwise becomes a Non-Qualifying Investor Group. The Committee shall not meet unless (i) all of the Committee Members are present in person or by telephone or
(ii) Committee Members representing a majority of the votes of all Committee Members are present in person or by telephone and each of the Committee Members who is not so present has been given at least two Business Days' prior notice that the Committee may meet without such Committee Member. The Committee shall meet reasonably promptly upon receipt of any bona fide written request from a Stockholder or Stockholders requesting Committee approval under Section 2.1(b) to Transfer Shares and shall in any event respond to such written request with a grant or denial of approval within three Business Days of receipt thereof; PROVIDED that if the Committee does not so respond prior to the expiration of such three Business Day period, it shall conclusively be

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deemed to have consented to the requested Transfer. The Committee shall consider in good faith any and all requests for its approval with a view toward facilitating the ability of each Stockholder to dispose of its Shares in an orderly manner that does not unduly disrupt the then prevailing market conditions relating to the Shares and shall not unreasonably withhold or deny its approval. Except as otherwise expressly provided in this Agreement, any actions taken by the Committee must have received a majority of the votes of the Committee Members present. No Committee Member shall be under any obligation to discuss the contents of any meeting of the Committee with any other Stockholder. No compensation of any kind will be payable to any Committee Member by the Company in connection with its service on the Committee. The Committee will use reasonable efforts to cooperate with the Company with respect to, and will keep the Company well informed of, any actions taken by the Committee under Section 2 hereof.

          (b) No Stockholder shall Transfer any Shares during the Committee Phase other than Transfers:

          (i) (x) to Permitted Transferees, (y) pursuant to such Stockholders' Tag-Along Right or (z) in connection with the exercise of a Drag-Along Right;

          (ii) pursuant to a Demand Registration or a Piggyback Registration (other than a Piggyback Registration in connection with a Shelf Registration that is not an Underwritten Shelf Takedown);

          (iii) at any time in which the Shelf Registration is in effect, pursuant to an Underwritten Shelf Takedown (including participating therein pursuant to Section 3.4);

          (iv) pursuant to sales or distributions pursuant to Rule 144 so long as the aggregate number of Shares Transferred pursuant to this clause (iv) in any 12-month period by all members of the transferor's Investor Group (or by the Stockholder, if not a member of an Investor Group) does not exceed the Annual Threshold;

          (v) pursuant to Fund Distributions so long as the aggregate number of Shares Transferred pursuant to this clause (v) in any 12-month period by all members of the transferor's Investor Group does not exceed the Annual Threshold; or

          (vi) approved by the Committee (by action of members representing a majority of the votes of all Committee Members). For the avoidance of doubt, during the Committee Phase all block sales must be approved by the Committee, other than block sales by all Stockholders of a particular Investor Group not exceeding in any 12-month period 0.5% of the outstanding shares of Common Stock.

                                   ARTICLE III
                               Registration Rights

          Section 3.1.    DEMAND REGISTRATIONS.

          (a) If, at any time after an IPO, the Company shall receive a request from a Sponsor Stockholder (the "REQUESTING STOCKHOLDER") that the Company effect the registration under the Securities Act of all or any portion of such Requesting Stockholder's Registrable

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Securities, for the purpose of offering and selling such securities in an
Underwritten Public Offering (each such request, a "DEMAND REGISTRATION"), then the Company shall use all reasonable efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

          (i) all Registrable Securities for which the Requesting Stockholder has requested registration under this Section, and

          (ii) all other Registrable Securities of the same class or series that any other Stockholder has requested the Company to register pursuant to
     Article 3 hereof,

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be so registered.

          Notwithstanding the foregoing, the Company (1) shall not be obligated to effect more than one Demand Registration in any 180-day period without the consent of a majority of the Board and (2) shall not be obligated to effect a Demand Registration unless (A) the method of disposition shall be an Underwritten Public Offering and (B) the aggregate proceeds expected to be received from the sale of the Registrable Securities to be included in such Demand Registration equals or exceeds US$25,000,000. Furthermore, the Company shall not be obligated to effect more than (x) five Demand Registrations and/or Underwritten Shelf Takedown Requests, in the aggregate, at the request of the Sponsor Stockholders included in the Blackstone Investor Group, (y) two Demand Registrations and/or Underwritten Shelf Takedown Requests, in the aggregate, at the request of the Sponsor Stockholders included in the GS Investor Group and
(z) one Demand Registration and/or Underwritten Shelf Takedown Request, in the aggregate, at the request of the Sponsor Stockholders included in the DLJ Investor Group.

          (b) At any time prior to the effective date of the registration statement relating to a requested registration under this Section 3.1, the Requesting Stockholder may revoke such request, without liability to the Company or to any of the Participating Stockholders, by providing a notice to the Company revoking such request. Notwithstanding anything in Section 3.1(d) to the contrary (other than Section 3.1(d)(ii)), a request, so revoked, shall be considered to be a Demand Registration and shall count against the Requesting Stockholder's amount under Section 3.1(a) unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request), (ii) the Requesting Stockholder reimburses the Company for all Registration Expenses of such revoked request, (iii) there has been, since the date of the request, a material deterioration in the assets, business, condition (financial or otherwise) or prospects of the Company, or (iv) there has been, since the date of the request, a significant disruption in the financial or capital markets.

          (c) To the fullest extent permitted by applicable laws, the Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Demand Registration is effected, except as set forth in Section 3.1(b)(ii).

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          (d) A Demand Registration shall not be deemed to have occurred (i)
     except as provided in Section 3.1(b), unless the registration statement relating thereto has become effective under the Securities Act or a previously filed shelf registration statement has been designated for use by the Requesting Stockholder and any Participating Stockholders for a period of 90 days (or such shorter period in which all Registrable Securities of the Requesting Stockholder and any Participating Stockholders included in such registration have actually been sold thereunder), PROVIDED that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court prior to the Requesting Stockholder's Registrable Securities being sold thereunder or (ii) if the Maximum Offering Size is reduced in accordance with Section 3.1(e) such that less than 66?% of the Registrable Securities of the Requesting Stockholder and the other members of its Investor Group sought to be included in such registration are so included.

          (e) If a Demand Registration involves an Underwritten Public Offering and the managing underwriter advises the Requesting Stockholder that, in its view, the number of Registrable Securities requested to be included in such registration (including any Registrable Securities that any Participating Stockholder proposes to be included and any securities that the Company proposes to be included) exceeds the Maximum Offering Size, the Company shall include in such registration and/or such Underwritten Public Offering, in the priority listed below, up to the Maximum Offering Size:

          (i) first, all Registrable Securities requested to be registered by the Participating Stockholders that have not specified a minimum price for the sale of their Registrable Securities, that have specified a minimum price that is less than or equal to the price determined by the Requesting Stockholder for such sale or that have otherwise indicated their desire to sell their Registrable Securities on a PRO RATA basis in proportion to the number of Registrable Securities to be sold by the Requesting Stockholder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, PRO RATA among such entities on the basis of the relative number of Registrable Securities owned by such Participating Stockholders), and

          (ii) second, any securities proposed to be registered by the Company or any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as the Company shall determine.

          (f) With respect to any Demand Registration or Shelf Registration, upon notice to the Requesting Stockholder and all Participating Stockholders, if (i) a majority of the Board (after consultation with the lead managing underwriter, if any, selected in accordance with this Agreement) determines that effecting or continuing any such registration would materially and adversely affect an offering of Company Securities the preparation of which had then been commenced or (ii) a majority of the Board determines that the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company, the Company may postpone effecting or suspend the registration, or suspend the use of any registration statement or prospectus already filed and/or effective, for a reasonable time specified in the notice but not exceeding 60 days (a "BLACKOUT PERIOD") (which period may not be extended

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or renewed, PROVIDED that there shall not be more than two Blackout Periods in any 365-day period). For the avoidance of doubt, there shall be no limits on the number of days or frequency of Blackout Periods in any registration other than a Demand Registration or Shelf Registration.

          Section 3.2.    COMMITTEE DEMAND SHELF REGISTRATION.

          (a) If, at any time after an IPO and after the Company is eligible to register Shares on Form S-3 (or any successor form), the Company shall receive a request from the Committee that the Company effect a shelf registration under the Securities Act of all or a portion of the Registrable Securities owned by the Stockholders (such request, a "COMMITTEE SHELF REGISTRATION REQUEST", and any registration effected pursuant to any such request, a "SHELF REGISTRATION"), then the Company shall promptly file a registration statement relating to such Registrable Securities on an appropriate shelf registration form (including any amendments or prospectus supplements to add Registrable Securities that Stockholders have requested, or may request, to be included in such shelf registration from time to time pursuant to this Agreement) and give notice concurrently with such filing or designation (or, in the case of an automatically effective shelf registration statement, at least 10 Business Days prior to such filing), which notice may be given by electronic mail, of the filing or designation of such registration statement to Stockholders holding Registrable Securities and shall use all reasonable efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

          (i) all Registrable Securities for which the Committee has requested (or may request from time to time while the Shelf Registration is in effect) registration under this Section 3.2, and

          (ii) all other Registrable Securities that any other Stockholder has requested (or may request from time to time while the Shelf Registration is in effect) the Company to register pursuant to Article 3 hereof, all to the extent necessary to permit the disposition of the Registrable Securities so to be registered. If the Company is eligible as a WKSI, the shelf registration statement shall utilize the automatic shelf registration process under Rule 415 and Rule 462 promulgated under the Securities Act. If the Company is not eligible as a WKSI or is otherwise ineligible to utilize the automatic shelf registration process, then the Company shall use all reasonable efforts to have the shelf registration statement declared effective as expeditiously as practicable. For the avoidance of doubt, notwithstanding the shelf registration of Registrable Securities pursuant to a Shelf Registration, no sales of such Registrable Securities shall be made during the Committee Phase, other than as permitted by or in accordance with Section 2.1(b).

          (b) To the fullest extent permitted by applicable laws, the Company shall be liable for and pay all Registration Expenses in connection with any Shelf Registration.

          (c) The Company shall terminate a Shelf Registration upon request of the Committee. The Committee may make an unlimited number of Committee Shelf Registration Requests, PROVIDED that no such request shall be made less than 180 days following the termination of any prior Shelf Registration.

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          Section 3.3.    UNDERWRITTEN SHELF TAKEDOWN.

          (a) If, at any time during which a Shelf Registration is in effect (or in connection with its initial effectiveness), the Company shall receive a request from a Sponsor Stockholder (the "REQUESTING STOCKHOLDER") to facilitate an Underwritten Public Offering and sale of all or a portion of the Registrable Securities registered or registrable thereon (such request, an "UNDERWRITTEN SHELF TAKEDOWN REQUEST", and any Underwritten Public Offering conducted pursuant thereto, an "UNDERWRITTEN SHELF TAKEDOWN"), then the Company shall, subject to the limitations on the number of Underwritten Shelf Takedown Requests contained in Section 3.1(a), use all reasonable efforts to (1) file such amendments and supplements or reports under the Exchange Act, if applicable, so as to include in the Shelf Registration, and (2) facilitate, as expeditiously as possible, the sale of:

          (i) all Registrable Securities for which the Requesting Stockholder has requested registration and sale under this Section 3.3,

          (ii) all other Registrable Securities of the same class or series that any other Stockholder has requested the Company to register and sell pursuant to Article 3 hereof, and

          (iii) any other securities proposed to be registered and sold by the Company or any securities proposed to be registered and sold for the account of any other Persons, with such priorities among the Company and such other Persons as the Company shall determine, all to the extent necessary to permit the disposition of the Registrable Securities to be so registered.

          (b) To the fullest extent permitted by applicable laws, the Company shall be liable for, and pay all Registration Expenses in connection with, any Underwritten Shelf Takedown. The Committee shall have the right, after consultation with the Company, to select the underwriters, initial purchasers or placement agents, if any, the price and other terms upon which and the process by which any sale pursuant to an Underwritten Shelf Takedown is effected; provided, however, that the Committee shall not select any underwriter, initial purchaser or placement agent to which the Company shall reasonably object.

          (c) If the managing underwriter advises the Requesting Stockholder that, in its view, the number of Registrable Securities requested to be included in an Underwritten Shelf Takedown (including any Registrable Securities that any Participating Stockholder proposes to be included and any securities that the Company proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size, the Company shall include in such registration and/or such Underwritten Public Offering, in the priority listed below, up to the Maximum Offering Size:

          (i) first, all Registrable Securities proposed to be sold by the Participating Stockholders that have not specified a minimum price for the sale of their Registrable Securities, that have specified a minimum price that is less than or equal to the price determined by the Committee for such sale or that have otherwise indicated their desire to

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     sell their Registrable Securities on a PRO RATA basis in proportion to the number of Registrable Securities to be sold by the Committee Members (allocated, if necessary for the offering not to exceed the Maximum Offering Size, PRO RATA among them on the basis of the relative number of Registrable Securities owned by such Participating Stockholders), and

          (ii) second, any securities proposed to be sold by the Company or any securities proposed to be sold for the account of any other Persons, with such priorities among such other Persons as the Company shall determine.

          Section 3.4.    PIGGYBACK REGISTRATION.

          (a) Except as provided in Section 3.4(b), if the Company proposes, at any time after an IPO, to register any Company Securities under the Securities Act (other than a registration on Form S-8 or Form S-4, or any successor forms, relating to Company Securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect business combination involving the Company and another Person, but including any Shelf Registration), whether for sale solely for its own account (a "PRIMARY REGISTRATION") or for the account of any other Person (including a Requesting Stockholder), the Company shall each such time give prompt notice to each Eligible Stockholder (i) in the case of a registration of Company Securities for its own account or for the account of a Person other than a Requesting Stockholder, at least 10 Business Days prior to the effective date of the registration statement relating to such registration, or, if earlier, promptly following the filing with the SEC of such related registration statement, (ii) in the case of a registration at the request of a Requesting Stockholder, promptly following receipt of the request for registration from such Requesting Stockholder, and, in any event, at least five Business Days prior to the effective date of the registration statement relating to such registration and (iii) in the case of an Underwritten Shelf Takedown, promptly following receipt of the request for such Underwritten Shelf Takedown from such Requesting Stockholder, and, in any event, at least five Business Days before the intended execution of an underwriting agreement with respect thereto. Such notice shall set forth such Eligible Stockholder's rights under this
Section 3.4 and shall offer such Eligible Stockholder the opportunity to include in such registration statement (and in such Underwritten Public Offering, in the case of an Underwritten Shelf Takedown) the number of Registrable Securities of the same class or series as those proposed to be registered (or sold, in the case of an Underwritten Shelf Takedown) as each such Eligible Stockholder may request (a "PIGGYBACK REGISTRATION"), subject to the provisions of Section 3.4(c). Upon the request of any such Eligible Stockholder made within nine Business Days (or four Business Days in the case of a Piggyback Registration in connection with a Demand Registration (or by the Business Day prior to the effective date of the registration statement related to such Demand Registration, if later) or Underwritten Shelf Takedown) after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered (or sold, in the case of an

Underwritten Shelf Takedown) by such Eligible Stockholder and the minimum price, IF ANY, below which such Eligible Stockholder will not sell such Registrable Securities (which minimum price, if any, may be subsequently waived or changed in the discretion of such Eligible Stockholder)), the Company and the Requesting Stockholder shall cause the underwriter to include all Registrable Securities the Company has been so requested to include by all such Eligible Stockholders (in the case of an Underwritten Shelf Takedown), and shall use all reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Eligible Stockholders, to the extent required to permit the disposition of the Registrable Securities so to be registered; PROVIDED that (i) if such registration involves an Underwritten Public Offering, all such Stockholders requesting to be included in the Company's registration must sell their Registrable Securities to be registered to the underwriters selected as provided in Section 3.6(h) on the same terms and conditions as apply to the Company or the Requesting Stockholder requesting such registration, as applicable, it being understood that no Eligible Stockholder that has specified a minimum price shall be obligated or (unless it has otherwise agreed with the Company) entitled to sell its Registrable Securities at a price below the minimum price specified and
(ii) if, at any time after giving notice of its intention to register any Company Securities in a Primary Registration pursuant to this Section 3.4(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Eligible Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company agrees to use all reasonable efforts to notify the Participating Stockholders if the price for any Company Securities to be registered for sale for the account of the Company in a Primary Registration is expected to occur outside of any previously publicly announced range; PROVIDED that the Company shall not have any such obligation with respect to any registration involving the registration of Company Securities only for the account of parties other than the Company. No registration effected under this Section 3.4 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section
3.1. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

          (b) Stockholders will not be entitled to a Piggyback Registration in an IPO except, in the case of Eligible Stockholders, with the approval of a majority of the Board (which may grant or withhold such approval in its discretion but which shall grant such approval to all Eligible Stockholders who so request on a PRO RATA basis if it grants approval to any).

          (c) If a Piggyback Registration involves an Underwritten Public Offering (other than a Piggyback Registration in connection with a Demand Registration or Underwritten Shelf Takedown, in which case the provisions with respect to priority of inclusion in such offering set forth in Sections 3.1 and 3.3, respectively, shall apply) and the managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and such Eligible Stockholders intend to include in such registration exceeds the Maximum Offering Size as determined by the Board (after consultation with the underwriters for such offering), the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

          (i) first, that number of Company Securities proposed to be offered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size,

          (ii) second, all Registrable Securities requested to be included in such offering by any Eligible Stockholders pursuant to this Section 3.4 that have not specified a minimum price for the sale of their Registrable Securities or that have specified a minimum price that is less than or equal to the price determined by the Company for such sale (allocated, if necessary for the offering not to exceed the Maximum Offering Size, PRO RATA among such Eligible Stockholders on the basis of the relative number of Registrable Securities owned by such Eligible Stockholders at the time of the notice of such Piggyback Registration), and

          (iii) third, any securities proposed to be offered for the account of any other Persons with such priorities among them as the Company shall determine.

          Section 3.5.    LOCK-UP AGREEMENTS.

          (a) In connection with an IPO, neither the Company nor any Stockholder shall effect any public sale or distribution of any Company Securities or other security of the Company, including a sale or distribution pursuant to Rule 144 (except as part of such Public Offering if otherwise permitted), during the period beginning 14 days prior to the effective date of the applicable registration statement and ending upon the earlier of (i) such time as the Company and the lead managing underwriter for the IPO shall agree and (ii) 180 days after the effective date of the applicable registration statement.

          (b) Except with the prior approval of the Committee, in connection with each Public Offering that occurs during the Committee Phase (other than the IPO), neither the Company nor any Stockholder shall effect any public sale or distribution of any Company Securities or other security of the Company, including a sale or distribution pursuant to Rule 144 (except as part of such Public Offering) and Fund Distributions, during the period beginning on the later of (x) the date that the Company's notices to Eligible Stockholders are delivered pursuant to Section 3.4 and (y) 10 Business Days prior to the anticipated effective date of the registration statement (or, in the case of an Underwritten Shelf Takedown, 10 Business Days prior to the intended execution of an underwriting agreement with respect thereto) and ending on the earlier of (i) such time as the Requesting Stockholder (in the case of a Demand Registration or an Underwritten Shelf Takedown) shall agree with the lead managing underwriter for the applicable Public Offering and (ii) 90 days after the effective date of the applicable registration statement.

          (c) Notwithstanding anything herein to the contrary, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., Credit Suisse Securities (USA) LLC and their respective Affiliates may engage in brokerage, investment advisory, investment company, financial advisory, principal investing, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities (including any hedging or other transactions incidental thereto) conducted in the ordinary course of their businesses, other than for or on behalf of any Stockholder hereunder.

          Section 3.6.    REGISTRATION PROCEDURES.

          Whenever the Committee or Stockholders request that any Registrable Securities be registered pursuant to Section 3.1, 3.2, 3.3 or 3.4, subject to the provisions of such Sections and in particular without prejudice to Section 3.1(f), the Company shall use all reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request (in all cases, without prejudice to Section 3.1(f)):

          (a) The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate, which shall comply as to form with requirements of the applicable form and include all financial statements required by the SEC to be filed therewith and all other information reasonably requested by the lead managing underwriter or sole underwriter, if applicable, to be included therein and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use all reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 90 days (or such shorter period in which all of the Registrable Securities of the Participating Stockholders included in such registration statement shall have actually been sold thereunder). The Company shall (i) use all reasonable efforts to not take any action that would cause a registration statement to contain a material misstatement or omission or to be not effective and usable for resale of Registrable Securities during the period that such registration statement is required to be effective and usable and (ii) cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement, (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each Participating Stockholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Stockholder and underwriter, if any, without charge, as many copies of such registration statement, each amendment and supplement thereto or the prospectus included therein (in each case including all exhibits thereto and documents incorporated by reference therein or otherwise deemed to be a part thereof), the prospectus included in such registration statement (including each preliminary prospectus, and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A or Rule 430B under the Securities Act (including any "issuer free writing prospectus" as such term is defined in Rule 433 of the Securities Act regulations) and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder. The Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each Participating Stockholder and each underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or the preliminary prospectus (such Stockholders hereby agreeing not to make a broad public dissemination of a form of preliminary prospectus which is designed to be a "quiet filing" without the Company's consent, such consent to not be withheld unreasonably). The Company shall, upon request, furnish to the sole underwriter or lead managing underwriter, if any, without charge, at least one signed copy of each registration statement and any post-effective amendment thereto, including financial statements and schedule, all documents incorporated therein by reference and all exhibits; and furnish to each Participating Stockholder, without charge, at least one conformed copy of each registration statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested). Each Participating Stockholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Stockholder and the Company shall use all reasonable efforts to comply with such request, PROVIDED, HOWEVER, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c) After the filing of the registration statement, the Company shall
(i) prepare and file with the SEC such amendments and post-effective amendments to each such registration statement, as may be necessary to keep such registration statement effective for the applicable period, (ii) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (iii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Participating Stockholders set forth in such registration statement or supplement to such prospectus and (iv) promptly notify each Participating Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and use all reasonable efforts to prevent the entry of such stop order or to remove it if entered.

          (d) The Company shall use all reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement, no later than the time the applicable registration statement is declared effective by the SEC, under such other securities or "blue sky" laws of such jurisdictions in the United States as any Participating Stockholder holding such Registrable Securities reasonably (in light of such Stockholder's intended plan of distribution) requests, (ii) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective, and (iii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Securities owned by such Stockholder, PROVIDED that the Company shall not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3.6(d), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction.

          (e) The Company shall immediately notify each Participating Stockholder holding such Registrable Securities covered by such registration statement, at any time when (1) a Blackout Period is imposed or (2) a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event or the existence of any facts or circumstances requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly prepare and make available to each such Stockholder and file with the SEC any such supplement or amendment.

          (f) The Company shall notify each Participating Stockholder promptly, and, if requested by such Stockholder, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (iii) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (g) The Company shall cooperate with the Participating Stockholders and the sole underwriter or lead managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Participating Stockholders or the sole underwriter or lead managing underwriter, if any, may reasonably request at least three Business Days prior to any sale of Registrable Securities.

          (h) Except as expressly provided elsewhere in this Agreement, the Company shall have the right to select an underwriter or underwriters in connection with any Underwritten Public Offering resulting from the exercise by any Stockholder of a Demand Registration or in connection with any other Underwritten Public Offering; PROVIDED that, in connection with any Demand Registration where the Company will not be selling any Registrable Securities, the Stockholder holding the largest number of the Registrable Securities to be sold under such Demand Registration shall have the right to select the underwriters. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

          (i) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company by any Participating Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 3.6, the Company shall make available for inspection by such Participating Stockholder and any such underwriter and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to participate in discussions with, and supply all information reasonably requested by, any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is required pursuant to applicable law or regulation or judicial process.

          (j) The Company shall enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

          (1) make such representations and warranties to the Participating Stockholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

          (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any, and the Participating Stockholder holding the largest number of Registrable Securities being sold) addressed to each selling Participating Stockholder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings;

          (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Participating Stockholders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings;

          (4) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Participating Stockholders and such representative of the Participating Stockholder holding the largest number of the Registrable Securities covered by any Registration Statement relating to the Demand Registration and providing for, among other things, the appointment of such representative as agent for the Participating Stockholders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

          (5) deliver such customary documents and certificates as may be reasonably requested by the Participating Stockholders holding the largest number of Registrable Securities being sold or by the managing underwriters, if any.

The above shall be done (i) at the effectiveness of such registration statement (and each post-effective amendment thereto) in connection with any registration and (ii) at each closing under any underwriting or similar agreement as and to the extent required thereunder.

          (k) The Company shall otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          (l) At all times while any Company Securities held by any Stockholder are Registrable Securities, the Company shall file all reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Exchange Act. All such reports shall comply in all material respects with the applicable requirements of the Exchange Act when filed.

          (m) The Company may require each such Participating Stockholder promptly to furnish in writing to the Company such information regarding such Participating Stockholders' distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be required in connection with such registration.

          (n) Each such Participating Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.6(e) or the imposition of any Blackout Period, such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6(e), and, if so directed by the Company, such Stockholder shall deliver to the Company (at the expense of the Company) all copies, other than any permanent file copies then in such Stockholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.6(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.6(e) to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 3.6(e).

          (o) The Company shall use all reasonable efforts to list all Registrable Securities covered by any registration statement filed pursuant to this Article 3 on the principal securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

          (p) The Company shall cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter in an underwritten offering.

          (q) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any "road shows" and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities, including, without limitation, by executing customary underwriting or placement agency agreements on behalf of the Company.

          (r) For the avoidance of doubt, other than with respect to a Shelf Registration pursuant to a Committee Shelf Registration Request, the Company shall not be required to maintain a shelf registration statement under this Agreement.

          Section 3.7.    INDEMNIFICATION BY THE COMPANY.

          (a) The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Participating Stockholder holding Registrable Securities, each of their directors, officers, employees, shareholders, general partners, limited partners, members, advisory directors, managing directors and Affiliates (other than the Company and its Subsidiaries) (and directors, officers, employees, shareholders, general partners, limited partners, members, advisory directors, managing directors and controlling persons thereof) (collectively, "STOCKHOLDER RELATED PERSONS") from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including without limitation reasonable attorneys' fees and any and all reasonable expenses incurred investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and any and all amounts paid in any settlement of any such claim or litigation) to which such Stockholder Related Persons may become subject, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (the "DAMAGES") or expenses arise out of or are based upon, caused by or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus, offering circular, offering memorandum or similar document relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a registration statement) or not misleading in the light of the circumstances under which they were made (in the case of a prospectus, preliminary prospectus, offering circular, offering memorandum or similar document), except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Stockholder or on such Stockholder's behalf expressly for use therein. Such indemnification obligation shall be in addition to any liability that the Company may otherwise have to any other such Stockholder Related Persons.

          (b) The Company also agrees to indemnify any underwriters of the Registrable Securities, their directors, officers, employees, shareholders, general partners, limited partners, members, advisory directors, managing directors and Affiliates (and directors, officers, employees, shareholders, general partners, limited partners, members, advisory directors, managing directors and controlling persons thereof) (collectively, "UNDERWRITER RELATED PERSONS") on substantially the same basis as that of the indemnification of the Stockholders provided in this Section 3.7 or otherwise on commercially reasonable terms negotiated on an arm's-length basis with such underwriters.

          (c) The Company also agrees to indemnify and hold harmless each Committee Member, each of their directors, officers, employees, shareholders, general partners, limited partners, members, advisory directors, managing directors and Affiliates (and directors, officers, employees, shareholders, general partners, limited partners, members, advisory directors, managing directors and controlling persons thereof) (collectively, "COMMITTEE MEMBER RELATED PERSONS") from and against any Damages in connection with any decisions made or any actions taken or not taken by the Committee under Articles 2 and 3 hereof other than any claim or liability arising from the intentional breach of this Agreement by, or bad faith, willful misconduct or gross negligence of, such Persons. This Section 3.7(c) shall terminate if, in connection with the IPO, the lead managing underwriter advises each Committee Member and the Company in writing that the continuation of the indemnification provided hereby would materially and adversely affect the IPO.

          (d) The provisions of this Section 3.7 are intended to be for the benefit of, and shall be enforceable by, each Stockholder Related Person, each Underwriter Related Person and each Committee Member Related Person, as applicable, and its respective successors, heirs and representatives.

          Section 3.8.    INDEMNIFICATION BY PARTICIPATING STOCKHOLDERS.

          Each Participating Stockholder holding Registrable Securities included in a registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Stockholder, but only with respect to information furnished in writing by such Stockholder or on such Stockholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their directors, officers, employees, shareholders, general partners, limited partners, members, advisory directors, managing directors and Affiliates (and directors, officers, employees, shareholders, general partners, limited partners, members, advisory directors, managing directors and controlling persons thereof) on substantially the same basis as that of the indemnification of the Company provided in this
Section 3.8. As a condition to including Registrable Securities in any registration statement filed in accordance with this Article 3, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it and each Participating Stockholder harmless to the extent customarily provided by underwriters with respect to similar securities. No Participating Stockholder shall be liable under this
Section 3.8 for any Damages in excess of the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such Damages relate.

          Section 3.9.    CONDUCT OF INDEMNIFICATION PROCEEDINGS.

          If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 3, such Person (an "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; PROVIDED that the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent and only to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel separate from counsel selected by the Indemnifying Party, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of the Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate due to actual or potential differing interests between them.

          It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

          Section 3.10.   CONTRIBUTION.

          If the indemnification provided for in this Article 3 is unavailable to or insufficient to hold harmless the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Participating Stockholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Stockholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Stockholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Stockholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Stockholders or by such underwriters. The relative fault of the Company on the one hand and of each such Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Participating Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 3.10 were determined by PRO RATA allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 3.10, no Participating Stockholder shall be required to contribute any amount for Damages in excess of the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such Damages relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Participating Stockholder's obligation to contribute pursuant to this Section
3.10 is several in the proportion that the net proceeds of the offering received by such Stockholder bears to the total net proceeds of the offering received by all such Participating Stockholders and not joint.

          Section 3.11.   PARTICIPATION IN PUBLIC OFFERING.

          No Person may participate in any Public Offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

          Section 3.12.   OTHER INDEMNIFICATION.

          Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Participating Stockholder with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

          Section 3.13.   COOPERATION BY THE COMPANY.

          If any Stockholder shall Transfer or purport to Transfer any Registrable Securities pursuant to Rule 144 in accordance with the terms of this Agreement, the Company shall cooperate, to the extent commercially reasonable, with such Stockholder and shall provide to such Stockholder such information as such Stockholder shall reasonably request, including "current public information" satisfying the requirements of paragraph (c) of Rule 144 and information satisfying the requirements of paragraph (d)(4) of Rule 144A under the Securities Act.

          Section 3.14.   RELEASE OF COMMITTEE MEMBERS.

          Each Stockholder on behalf of itself and each of its direct and indirect subsidiaries, if any, (i) agrees and acknowledges that neither the Committee nor the individual Committee Members owe it any fiduciary duty in connection with the matters entrusted to the Committee pursuant to this Agreement and (ii) hereby agrees to release the Company, the Committee Members and their respective officers, directors and agents and each Person, if any, who controls such Committee Member within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from any and all manner of action or actions, cause or causes of action, in law or in equity or otherwise, liabilities, claims and damages it may have, now or hereafter, upon or by reason of any matter, cause or thing concerning, arising out of, or in any way connected to any decisions made or actions taken or not taken by the Committee under Articles 2 and 3 hereof other than any claim or liability arising from the intentional breach of this Agreement by, or bad faith, willful misconduct or gross negligence of, such Persons.

          Section 3.15. WAIVER OF REGISTRATION RIGHTS IN CONNECTION WITH IPO BONUS PLAN.

          In connection with an IPO, the Company will have the right to require the Stockholders who are employees or officers of the Company or any of its subsidiaries (the "STOCKHOLDER EXECUTIVES") to waive all of their rights under this Agreement so long as the Company or a subsidiary implements an IPO-related bonus plan in cash, stock or additional options to compensate such Stockholder Executives for the reduced opportunities to obtain liquidity for their Shares.

                                   ARTICLE IV
                                  Miscellaneous

          Section 4.1. BINDING EFFECT; ASSIGNABILITY; BENEFIT. (a) Neither the Company nor any Stockholder shall assign all or any part of this Agreement without the prior written consent of the other parties hereto; provided that in connection with any Transfer of Shares by a Sponsor Stockholder or Permitted Transferee of the Sponsor Stockholder that would result in the transferee becoming an Eligible Stockholder, (1) the transferring Sponsor Stockholder may assign to such transferee all, but not less than all, of such Sponsor Stockholder's demand registration rights under Section 3.1, and (2) such transferee may, in the discretion of the transferring Sponsor Stockholder, thereafter be treated as a Stockholder for purposes of this Agreement, provided, in each of clauses (1) and (2), the transferee agrees to be bound by this Agreement (including for purposes of Section 3.4) in all respects as a "Stockholder" hereunder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding on, or be assignable or transferable by any Stockholder to, any Person acquiring Company Securities in any Public Offering or pursuant to Rule 144. Any Stockholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Sections 3.7, 3.8, 3.9, 3.10 and 3.12 applicable to such Stockholder with respect to any offering of Registrable Securities completed before the date such Stockholder ceased to own any Company Securities and (ii) Sections 4.1, 4.2, 4.5, 4.6, 4.7 and 4.8).

          (b) Except as expressly set forth in Sections 3.7, 3.8 and 3.9, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          Section 4.2.    NOTICES.

          All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission or electronic mail:

             TO THE COMPANY:     UICI
                                 9151 Grapevine Highway
                                 North Richland Hills, TX  76180
                                 Facsimile: (817) 255-5334
                                 Attention:  William J. Gedwed
                                 Attention:  General Counsel

        TO ANY MEMBER OF THE     Blackstone Management Partners IV L.L.C.
  BLACKSTONE INVESTOR GROUP:     345 Park Avenue, 31st Floor
                                 New York, NY 10154
                                 Facsimile:  (212) 583-5722
                                 Attention:  Chinh Chu

             With a copy to:     Wachtell, Lipton, Rosen & Katz
                                 51 West 52nd Street
                                 New York, NY 10019
                                 Facsimile:  (212) 403-2000
                                 Attention:  Mark Gordon, Esq.

        TO ANY MEMBER OF THE     GS Capital Partners V Fund, L.P.
          GS INVESTOR GROUP:     85 Broad Street, 31st Floor
                                 New York, NY 10004
                                 Facsimile:  (212) 357-5505
                                 Attention:  John Bowman

             With a copy to:     Sullivan & Cromwell LLP
                                 125 Broad Street
                                 New York, New York  10004
                                 Facsimile:  (212) 558-3588
                                 Attention:  Richard A. Pollack, Esq.

        TO ANY MEMBER OF THE     DLJ Merchant Banking Partners IV, L.P.
         DLJ INVESTOR GROUP:     Eleven Madison Avenue
                                 New York, NY 10010
                                 Facsimile:  (212) 325-0256
                                 Attention:  Michael Isikow

             With a copy to:     Davis Polk & Wardwell
                                 450 Lexington Avenue
                                 New York, New York  10017
                                 Facsimile:  (212) 450-3800
                                 Attention:  Nancy L. Sanborn, Esq.

and if to any other Stockholder, at such Stockholder's address as set forth in the Register of Members maintained by the Company, with a copy to the Company, at the address above, Attn: General Counsel. Any Person that becomes a Stockholder shall promptly provide its address and fax number and email address to the Company.

          All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

          Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

          Section 4.3.    WAIVER; AMENDMENT; TERMINATION.

          (a) Any party hereto may, on behalf of itself only, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto or (iii) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

          (b) No provision of this Agreement may be amended or otherwise modified except by an instrument in writing by Sponsor Stockholders that own not less than 70% of the Sponsor Shares.

          (c) In addition, any amendment or modification of any provision of this Agreement that would adversely affect a Stockholder in a manner different from any other Stockholder may be effected only with the consent of such Stockholder.

          Section 4.4.    GOVERNING LAW.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

          Section 4.5.    JURISDICTION.

          The parties hereby irrevocably and unconditionally consent and submit to the exclusive jurisdiction of the federal courts of the Southern District of New York and New York State courts sitting in New York City for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against such party in any such court). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the federal courts of the Southern District of New York and New York State courts sitting in New York City, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 4.6.    WAIVER OF JURY TRIAL.

          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 4.7.    SPECIFIC ENFORCEMENT.

          Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

          Section 4.8.    COUNTERPARTS; EFFECTIVENESS.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective as to the Sponsor Stockholders when it has been executed by all of the Sponsor Stockholders and the Company, and shall become effective as to each Management Stockholder when it has been executed by such Management Stockholder.

          Section 4.9.    ENTIRE AGREEMENT.

          This Agreement, the Stockholders Agreement and the Fee Agreement constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof.

          Section 4.10.   CAPTIONS.

          The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

          Section 4.11.   SEVERABILITY.

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          Section 4.12.   TERMINATION.

          This Agreement shall terminate and, except as provided herein, be of no further effect upon the termination of the Stockholders Agreement. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event that this Agreement is terminated, each Stockholder shall retain the indemnification, contribution and reimbursement rights provided for in this Agreement with respect to any matter that occurred prior to such termination.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                             UICI

                             By: /s/ Glenn W. Reed
                                ___________________________________
                                  Name: Glenn W. Reed
                                  Title: Executive Vice President and General
                                         Counsel




      [UICI SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                             BLACKSTONE CAPITAL PARTNERS IV
                             L.P.

                             By:  Blackstone Management Associates IV
                                  L.L.C., its General Partner

                                  By: /s/ Chinh Chu
                                     ______________________________
                                  Name: Chinh Chu
                                  Title: Member


                           BLACKSTONE CAPITAL PARTNERS
                             IV-A L.P.

                             By:  Blackstone Management Associates IV
                                  L.L.C., its General Partner

                                  By: /s/ Chinh Chu
                                     ______________________________
                                  Name: Chinh Chu
                                  Title: Member


                             BLACKSTONE FAMILY INVESTMENT
                              PARTNERSHIP IV-A L.P.

                             By:  Blackstone Management Associates IV
                                  L.L.C., its General Partner

                                  By: /s/ Chinh Chu
                                     ______________________________
                                  Name: Chinh Chu
                                  Title: Member


                            BLACKSTONE PARTICIPATION
                               PARTNERSHIP IV L.P.

                             By:  Blackstone Management Associates IV
                                  L.L.C., its General Partner

                                  By: /s/ Chinh Chu
                                     ______________________________
                                  Name: Chinh Chu
                                  Title: Member





   [BLACKSTONE SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                            MULBERRY HOLDINGS I, LLC

                             By:  GS Maverick Co., its Managing Member

                                  By: /s/ Adrian M. Jones
                                     ______________________________
                                  Name: Adrian M. Jones
                                  Title: President


                            MULBERRY HOLDINGS II, LLC

                             By:  GS Maverick Co., its Managing Member

                                  By: /s/ Adrian M. Jones
                                     ______________________________
                                  Name: Adrian M. Jones
                                  Title: President





  [GOLDMAN SACHS SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                             DLJ MERCHANT BANKING
                                PARTNERS IV, L.P


                             By:  DLJ Merchant Banking, Inc., the
                                  General Partner of DLJ Merchant
                                  Banking IV, L.P., its General
                                     Partner


                             DLJ OFFSHORE PARTNERS IV, L.P


                             By:  DLJ Merchant Banking, Inc., the
                                  General Partner of DLJ Merchant
                                  Banking IV (Cayman), L.P., its
                                  Overseas General Partner, and the
                                  General Partner of DLJ Merchant
                                  Banking IV, L.P., its Domestic
                                  General Partner


                             Signed By or on Behalf of the Foregoing
                               Entities:


                             By: /s/ Kamil Salame
                                ___________________________________
                                  Name: Kamil Salame
                                  Title:  Authorized Representative





             [DLJ SIGNATURE PAGE 1 TO REGISTRATION RIGHTS AGREEMENT]

                           MBP IV PLAN INVESTORS, L.P.


                             By:  DLJ LBO Plans Management
                                  Corporation, its General Partner


                             By: /s/ Kamil Salame
                                ___________________________________
                                  Name: Kamil Salame
                                  Title:  Authorized Representative


                           CSFB STRATEGIC PARTNERS
                              HOLDINGS III, L.P.


                             By:  DLJ MB Advisors, Inc., its indirect
                                 general partner

                             By: /s/ Peter Song
                                ___________________________________
                                  Name: Peter Song
                                  Title: Vice President




            [DLJ SIGNATURE PAGE 2 TO REGISTRATION RIGHTS AGREEMENT]

                           CSFB STRATEGIC PARTNERS
                              PARALLEL HOLDINGS III, L.P.


                             By:  DLJ MB Advisors, Inc., its indirect
                                 general partner


                             By: /s/ Peter Song
                                ___________________________________
                                  Name: Peter Song
                                  Title: Vice President





             [DLJ SIGNATURE PAGE 3 TO REGISTRATION RIGHTS AGREEMENT]